UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/01/2013

Strategic Storage Trust, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-53644

MD	32-0211624
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

111 Corporate Drive, Suite 120, Ladera Ranch, California 92694
(Address of principal executive offices, including zip code)

877-327-3485
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

In anticipation of a potential future liquidity event, the board of directors of Strategic Storage Trust, Inc. (the "Registrant") approved the termination of the Company's share redemption program (the "SRP") on November 1, 2013, which termination will be effective December 1, 2013. The effect of this termination is that, subsequent to December 1, 2013, holders of shares of the Registrant's common stock will no longer be able to present their shares to the Registrant for redemption. All redemption requests received from stockholders and determined by the Registrant to be in good order on or before December 1, 2013 will be honored in accordance with the terms, conditions, and limitations of the SRP. Any requests for redemption that are not in good order on or before December 1, 2013 will not be processed. Due to the limitations contained in the SRP, the Registrant may not be able to redeem the full amount of these requests, in which event the Registrant would pay the pro rata portion of such requests pursuant to the SRP. The Registrant expects to pay the final redemptions under the SRP on or about December 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Strategic Storage Trust, Inc.

Date: November 01, 2013	By:	/s/ Michael S. McClure
Michael S. McClure
Executive Vice President and Chief Financial Officer